UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
__________________________________
FORM 8-K
__________________________________

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of report (Date of earliest event reported): April 21, 2021
  __________________________________

Nuverra Environmental Solutions, Inc.
(Exact Name of Registrant as Specified in Charter)
  __________________________________

Delaware	001-33816	26-0287117
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)
6720 N. Scottsdale Road, Suite 190, Scottsdale, AZ 85253
(Address of Principal Executive Offices) (Zip Code)
Registrant’s telephone number, including area code: (602) 903-7802

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)
________________________________

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2.):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, $0.01 par value	NES	NYSE American

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

☐	Emerging growth company
☐	If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

As previously reported, on April 21, 2021, Nuverra Environmental Solutions, Inc. (the “Company”) issued a press release announcing the appointment of Patrick L. Bond as Chief Executive Officer of the Company. Charles K. Thompson, the prior Chief Executive Officer, will continue to serve as Chairman of the Board of Directors of the Company after a transition period.

Mr. Bond, age 62, has over 35 years’ experience in the energy business in various sales, management and executive roles with companies such as Halliburton Company, Weatherford International plc, Schlumberger Limited and Gravity Oilfield Services, Inc. Throughout his career, Mr. Bond has led companies through all aspects of business life including expansion and contraction, mergers and acquisitions, raising capital and restructuring. Prior to joining the Company on April 21, 2021, Mr. Bond served as President and Chief Operating Officer of Power On Demand, LLC, from March 2020 to April 2021 and as Chief Operating Officer - Energy Investments of Joy Holdings, Ltd. from October 2018 to March 2021. Prior thereto, Mr. Bond was Co-Chief Executive Officer of Gravity Oilfield Services, Inc. from January 2017 to October 2018 and President and Chief Operating Officer of Light Tower Rentals Inc. from June 2012 to January 2017. Mr. Bond serves on the boards of directors of Power On Demand, LLC and the Permian Basin Petroleum Association (PBPA) and also is an advisory board member of Downhole Chemical Solutions, LLC and the Petroleum Equipment and Services Association (PESA). Mr. Bond is a graduate of The University of Texas with a B.S. in Petroleum Engineering.

There are no (i) family relationships, as defined in Item 401 of Regulation S-K, between Mr. Bond and any of the Company’s executive officers or directors, or any person nominated or chosen by the Company to become a director or executive officer, (ii) arrangements or understandings between Mr. Bond and any other person pursuant to which Mr. Bond was appointed as Chief Executive Officer of the Company, or (iii) transactions in which Mr. Bond has an interest requiring disclosure under Item 404(a) of Regulation S-K.

Bond Employment Agreement

In connection with Mr. Bond’s appointment, he entered into an Employment Agreement with the Company (the “Bond Employment Agreement”), effective as of April 21, 2021. Pursuant to the Bond Employment Agreement, Mr. Bond will serve as the Chief Executive Officer of the Company for a three-year term, with such term to be automatically extended for successive one-year periods thereafter, unless either the Company or Mr. Bond provide at least three months prior written notice of termination pursuant to the terms of the Bond Employment Agreement. For Mr. Bond’s services, he will be paid an annual base salary of $410,000, which shall be reviewed annually by the Company’s Board of Directors or its Compensation and Nominating Committee to determine whether the annual base salary should be increased and, if so, in what amount; provided, that if the annual salary of any other executive officer of the Company is set at, or increased to, an amount greater than Mr. Bond’s then-current base salary, his base salary shall be increased to that same amount or such greater amount as may be determined by the Board of Directors, in its discretion.

Mr. Bond will receive insurance benefits and shall be entitled to participate in any of the Company’s current or future incentive compensation plans, including the Company’s 2017 Long Term Incentive Plan (the “Equity Incentive Plan”) and the performance-based cash bonus plan for the Company’s senior executives (the “Bonus Plan”). In connection with Mr. Bond’s appointment, he will receive an initial grant of restricted stock units under the Equity Incentive Plan with a target grant date value of $440,000 (the “Initial Award”). The Initial Award is comprised of one-half time-based awards that will vest in one-half increments on each of December 31, 2021 and December 31, 2022. The other half of the Initial Award will be performance-based awards that will vest based on fiscal 2021 and 2022 performance objectives, as determined by the Board of Directors in its discretion. Under the Bonus Plan, Mr. Bond will be eligible to earn a bonus for fiscal 2021 at the discretion of the Board of Directors with a target of 65% of his annual base salary, prorated to reflect his service time with the Company in 2021. It is anticipated that in fiscal years subsequent to 2021, Mr. Bond’s target percentage of base salary under the Bonus Plan will be 65%.

In the event Mr. Bond is terminated for Cause (as defined in the Bond Employment Agreement) or voluntarily terminates his employment without Good Reason (as defined in the Bond Employment Agreement) he shall be entitled to payment of accrued and unpaid base salary, unused vacation, and reimbursement for expenses incurred through the last day of his employment. In the event Mr. Bond is terminated without Cause or terminates his employment for Good Reason, in each case that occurs without connection to a Change of Control (as defined in the Bond Employment Agreement), Mr. Bond shall be entitled to (i) payment of accrued and unpaid base salary, unused vacation, and reimbursement for expenses incurred through the last day of his employment, (ii) a lump sum severance pay amount equal to the sum of twelve months base salary in effect immediately prior to the date of termination and twelve months of the Company’s COBRA premiums in effect on the date of termination, (iii) a lump sum amount equal to at least 100% of the bonus or bonuses attributable to the fiscal year during which the termination occurs based on actual performance results through the full fiscal year, and (iv) acceleration in full of the vesting and/or exercisability of all time-based equity awards outstanding, with a pro rata portion of any performance-based equity awards remaining outstanding and subject to potential future vesting if the applicable performance criteria are satisfied. In the event Mr. Bond is terminated without Cause or terminates his employment for Good Reason, either of which occurs within twelve months after a Change of Control, or if Mr. Bond is terminated by the Company without Cause within six months prior to a Change of Control if such termination was in contemplation of such Change of Control, he shall be entitled to the payment described above with the following revisions: (i) Mr. Bond will receive an additional lump sum severance payment equal to the sum of six months base salary in effect immediately prior to the date of termination and six months of the Company’s COBRA premiums in effect on the date of termination, (ii) in lieu of the lump sum bonus amount described above, he will receive a lump sum payment equal to 100% of all bonuses attributable to the fiscal year during which the termination occurs at target, and (iii) acceleration in full of a pro-rata portion of all performance-based equity awards (in addition to acceleration of any time-based equity awards) regardless of whether the applicable performance criteria are satisfied.

During and after termination of the Bond Employment Agreement, Mr. Bond is obligated to maintain the Company’s confidential information in confidence. In addition, he will be subject to certain non-competition and non-solicitation covenants for a one-year period following any termination of his employment.

The foregoing description of the Bond Employment Agreement is only a summary and does not purport to be a complete description of the terms and conditions under the Bond Employment Agreement, and such description is qualified in its entirety by reference to the full text of the Bond Employment Agreement, a copy of which is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated by reference herein.

Thompson Transition Agreement

Pursuant to a Transition Agreement entered into between Mr. Thompson and the Company on April 21, 2021 (the “Transition Agreement”), Mr. Thompson has agreed to serve as Executive Chairman of the Company during a transition period with a scheduled end date of June 1, 2021 (the “Transition Period”). Mr. Thompson will continue to receive his current base salary and benefits during the Transition Period. Following the Transition Period, Mr. Thompson will continue to serve as a member and as Chairman of the Board of Directors of the Company and will be entitled to such compensation as the Board of Directors may determine for his service as a non-employee director and Chairman. Under the Transition Agreement, Mr. Thompson will receive the following payments and other benefits, which are substantially consistent with the payments and benefits Mr. Thompson is entitled to receive under Section 9.a of his existing Employment Agreement dated as of November 19, 2018 (as amended, the “Thompson Employment Agreement”): (i) a lump sum payment, to be paid within sixty (60) days of the first day of the Transition Period, equal to 20.5 months of Mr. Thompson’s base salary, calculated based on the annual salary in effect prior to a voluntary salary reduction agreed to by Mr. Thompson in April 2020, plus 20.5 months of COBRA premiums under the Company’s group health, dental and vision plans based on Mr. Thompson’s current coverage status; (ii) accelerated vesting of certain unvested time-based restricted stock units previously issued to Mr. Thompson; and (iii) the issuance to Mr. Thompson of certain restricted stock units which the Company is obligated to issue under the Thompson Employment Agreement and which will be fully vested upon issuance. The Transition Agreement also contains a mutual release of claims between the Company and Mr. Thompson and a reaffirmation by Mr. Thompson of certain post-employment restrictive covenants contained in the Thompson Employment Agreement.

The foregoing description of the Transition Agreement is only a summary and does not purport to be a complete description of the terms and conditions under the Transition Agreement, and such description is qualified in its entirety by reference to the full text of the Transition Agreement, a copy of which is filed as Exhibit 99.1 to this Current Report on Form 8-K and incorporated by reference herein.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Description

10.1	Employment Agreement, dated April 21, 2021, between Nuverra Environmental Solutions, Inc. and Patrick L. Bond

99.1	Transition Agreement, dated April 21, 2021, between Nuverra Environmental Solutions, Inc. and Charles K. Thompson

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NUVERRA ENVIRONMENTAL SOLUTIONS, INC.

Date: April 27, 2021	By:	/s/ Joseph M. Crabb
	Name:	Joseph M. Crabb
	Title:	Executive Vice President, Chief Legal Officer and Corporate Secretary